UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 20, 2006
                                                         -----------------

                            POCAHONTAS BANCORP, INC.
                            ------------------------
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                       0-23969              71-0806097
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(State or Other Jurisdiction       (Commission File No.)   (I.R.S. Employer
       of Incorporation)                                    Identification No.)


1700 East Highland, Jonesboro, Arkansas                       72401
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(Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code:  (870) 802-1700
                                                     ---------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 4.02.  Non-Reliance on Previously Issued Financial  Statements or a Related
Audit Report or Completed Interim Review.

In connection with the preparation of its Annual Report on Form 10-K for the year ended September 30, 2006, management and the Audit Committee of the Board of Directors of Pocahontas Bancorp, Inc. (the "Company"), determined that a restatement of the amounts for the taxable and nontaxable securities interest income line items of the consolidated statement of income for the year ended September 30, 2004 was necessary due to a classification error. The nontaxable securities interest income was understated by $0.6 million and the taxable securities interest income was overstated by $0.6 million for the year ended September 30, 2004. The reclassification within securities interest income had no effect on total interest income or any other financial statement line item. Secondly, the Company determined that amounts presented in the Company's consolidated statement of cash flows for the years ended September 30, 2005 and 2004 reflected an error in the presentation of the Company's transfers from loans to real estate acquired, or deemed acquired, through foreclosure and the loans originated to finance the sale of real estate acquired through foreclosure. As a result, the Company has determined that the consolidated statement of cash flows for the years ended September 30, 2005 and 2004 should be restated to eliminate the effect of the non cash transactions from both the investing activities and operating activities sections. These corrections resulted in an increase in net cash provided by operating activities and a corresponding decrease in cash used in investing activities of $2.2 million and $2.7 million from those amounts previously presented in the consolidated statements of cash flows for the years ended September 30, 2005 and 2004, respectively. There was no change in the net increase in cash resulting from either of these corrections. Further, these changes had no effect on the
Company's consolidated statements of income, consolidated statements of financial condition, or consolidated statements of shareholders' equity.

As a result of this determination, the Company's management and Audit Committee of the Board of Directors concluded on December 20, 2006 that the Company's previously issued consolidated financial statements included in the Company's Annual Report on Form 10-K for the years ended September 30, 2005 and 2004 and the interim consolidated financial statements included in the Quarterly Report on Form 10-Q for the quarters ended June 30, 2006, March 31, 2006 and December 31, 2005 should no longer be relied upon with respect to the matters described herein.

The Company intends to file an Annual Report on Form 10-K for the year ended September 30, 2006 containing a corrected consolidated statement of cash flows for each applicable period.

Management of the Company and the Audit Committee of the Board of Directors have discussed the matters disclosed in this Current Report on Form 8-K with KRAFT CPAs, the Company's independent registered public accounting firm.

Item 9.01. Financial Statements and Exhibits.

(a)  Not Applicable.
(b)  Not Applicable.
(c)  Exhibits.
     None
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


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                 POCAHONTAS BANCORP, INC.


DATE:  December 22, 2006         By:      /s/ Dwayne Powell
                                          ---------------------------
                                          Dwayne Powell
                                          President and Chief Executive Officer